News Release

For further information:

Hooper Holmes
Roy H. Bubbs
President and Chief Executive Officer
(908) 766-5000

Investors: John Capodanno
Media: Jonathan Birt
Financial Dynamics
212-850-5600

Hooper Holmes Names Roy Bubbs President and CEO,

Benjamin Currier Continues as Chairman

BASKING RIDGE, N.J., APRIL 10, 2008 -- Hooper Holmes (AMEX:HH) today announced that Roy H. Bubbs has been appointed President and Chief Executive Officer and that Benjamin A. Currier will continue as Chairman of the Board of Directors.  Mr. Bubbs, who has been a member of the Board since May 30, 2007, had been named to the position of President and CEO on an interim basis on February 6, 2008.

John W. Remshard, who had previously been named Chairman-Elect, continues as Chairman of the Audit Committee and member of the Governance/Nominating Committee of the Board of Directors.  These roles allow him to make the greatest contribution to the Board through his extensive financial background, reflecting today’s challenging economic climate.

Mr. Currier has joined the committee of Directors exploring the Company’s strategic alternatives.  Mr. Currier and Mr. Remshard’s appointments are subject to their respective elections as Directors at the next Annual Meeting of shareholders.

About Hooper Holmes

Hooper Holmes is the leader in collecting personal health data and transforming it into useful information, enabling customers to take actions that manage or reduce their risks and expenses.  As the leading provider of risk assessment services for the insurance industry, Hooper Holmes provides insurers with the widest range of medical exam, data collection, laboratory testing and underwriting services in the industry.

With presence in over 250 markets and a network of thousands of examiners, Hooper Holmes can arrange a medical exam anywhere in the U.S. and deliver the results to its customers. Each year we arrange more medical exams than any other company and process 3.8 million specimens in our laboratory.  We provide a complete service for wellness, disease management, and managed care companies including scheduling support, fulfillment of supplies, blood collection kits, medical screenings, lab testing and data transmission.  We underwrite 300,000 cases annually and complete more than two million telephone interviews. We are also a leading provider of medical claims evaluation services used by property and casualty insurance carriers, law firms, self-insureds and third-party administrators to handle personal injury and accident claims.

Certain information contained herein includes information that is forward-looking. The matters referred to in forward-looking statements may be affected by the risks and uncertainties involving the Company's business. These forward-looking statements are qualified in their entirety by cautionary statements contained in the Company's Securities and Exchange Commission filings. The Company disclaims any obligation to update these forward-looking statements.

This press release contains “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements included in this press release include, without limitation, the expected reductions in expenses through productivity improvements.  These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions.  Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are our ability to successfully implement our business strategy; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenants in our credit facility; our expectations regarding our operating cash flows; and the rate of life insurance application activity. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 14, 2008.  The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.
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